Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated November 9, 2011 relating to the combined financial statements of Vantiv Holding, LLC (formerly known as FTPS Holding, LLC) and Transactive Ecommerce Solutions Inc. for the six-month period ended June 30, 2009 appearing in the Prospectus included in Registration Statement No. 333-185222 on Form S-1 (as amended)

/s/ Deloitte & Touche LLP

Cincinnati, OH

December 6, 2012